EXHIBIT 4.1(C)




                         SECOND SUPPLEMENTAL INDENTURE


          SECOND SUPPLEMENTAL INDENTURE dated as of June 20, 1996 (this "Supplemental Indenture") by and between SALTON SEA FUNDING CORPORATION, a Delaware corporation (the "Funding Corporation"), and CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation, as Trustee (together with its successors in such capacity, the "Trustee").

                             W I T N E S S E T H:

          WHEREAS, the Funding Corporation and the Trustee have entered into that certain Trust Indenture dated as of July 21, 1995 (as amended, modified or supplemented by that certain First Supplemental Indenture dated as of October 18, 1995 and this Supplemental Indenture and as subsequently amended, modified or supplemented, the "Indenture") by and between the Funding Corporation and the Trustee;

          WHEREAS, the Funding Corporation has been formed for the sole purpose of issuing securities under the Indenture, as principal and as agent for the Guarantors (as defined in the Indenture) and for entering into those transactions incidental thereto;

          WHEREAS, the Indenture provides that the terms thereof may be amended or supplemented from time to time by the Funding Corporation and the Trustee, without the consent of the Holders (as defined in the Indenture), pursuant to a supplemental indenture, for one or more of the purposes set forth in Section 8.1 of the Indenture, which purposes include, without limitation, to provide for the issuance of Additional Securities (as defined in the Indenture) on the conditions set forth in Article 2 of the Indenture;

          WHEREAS, the Funding Corporation has determined to issue $70,000,000 principal amount of 7.02% Series D Senior Secured Notes due 2000 (the "Series D Securities") and $65,000,000 principal amount of 8.30% Series E Senior Secured Bonds due 2011 (the "Series E Securities" and





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together with the Series D Securities, the "Series D and E Securities");

          WHEREAS, the proceeds derived by the Funding Corporation from the issuance of the Series D and E Securities will be loaned by the Funding Corporation to the Partnership Guarantors (as defined in the Indenture) and used by (i) CalEnergy Operating Company and Vulcan Power Company to acquire interests in Del Ranch, L.P., Elmore, L.P., Leathers, L.P. and Vulcan/BN Geothermal Power Company, (ii) Del Ranch, L.P., Elmore, L.P., and Leathers, L.P. to repay existing Debt and (iii) Del Ranch, L.P., Elmore, L.P., Leathers, L.P., Vulcan/BN Geothermal Power Company, Salton Sea Power Generation L.P., Salton Sea Brine Processing L.P., and Fish Lake Power Company to finance the making of certain capital improvements to the Partnership Projects and Salton Sea Projects (as defined in the Indenture); and

          WHEREAS, the execution and delivery of the Series D and E Securities and this Supplemental Indenture have been duly authorized and all things necessary to make the Series D and E Securities, when executed by the Funding Corporation and authenticated by the Trustee, valid and binding legal obligations of the Funding Corporation and to make this Supplemental Indenture a valid and binding agreement have been done.

          NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Series D and E Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Securities, as follows:

1. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

2.        Series D and E Securities.

          (a) The Series D and E Securities to be issued under this Supplemental Indenture and the Indenture are



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hereby created. The Funding Corporation may issue the Series D and E
Securities, in the respective forms of Exhibits A-1 and A-2 hereto, upon the execution of this Supplemental Indenture, and the Trustee shall, at the Funding Corporation's written request, authenticate the Series D and E Securities and deliver them as specified in the request.

          (b) The Series D Securities shall be dated June 20, 1996, shall be issued in the aggregate principal amount of $70,000,000, shall have a final maturity date of May 30, 2000 and bear interest at a rate per annum of 7.02%; the Series E Securities shall be dated June 20, 1996, shall be issued in the aggregate principal amount of $65,000,000, shall have a final maturity date of May 30, 2011 and bear interest at a rate per annum of 8.30%; provided that, pursuant to the terms and provisions of the Series D and E Registration Rights Agreement, the interest rate of the Series D and E Securities shall be increased by one half of one percent (0.50%) per annum from and after the date that an "Illiquidity Event" (as defined in the Series D and E Registration Rights Agreement) occurs, and shall accrue to but not including the date on which such Illiquidity Event shall cease to exist. Notwithstanding that an Illiquidity Event may cease to exist, if a Registration Statement (as defined in the Series D and E Registration Rights Agreement) has not become effective within two years after the initial issuance of the Series D and E Securities, such increased interest rate shall become permanent, pursuant to the terms and provisions of the Series D and E Registration Rights Agreement. Notice of the occurrence and cessation of any Illiquidity Event and the date, if any, that a Registration Statement is declared effective shall be set forth in an Officer's Certificate of the Funding Corporation delivered to the Trustee and the Depositary Agent within ten Business Days after the Funding Corporation has obtained knowledge of such event. If an Illiquidity Event occurs subsequent to any Record Date, the Person entitled to receive the increased amount of interest payable as a result of such Illiquidity Event shall receive such additional interest on the Interest Payment Date relating to the next subsequent Record Date. Series D and E Securities subsequently issued pursuant to Sec-

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tion 2.5(c) of the Indenture shall be dated as of the date of authentication thereof.

          (c) The principal of, premium (if any) and interest on, the Series D and E Securities shall be payable in any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Payment of principal and interest on the Series D and E Securities shall be made (i) by check or draft mailed on the Scheduled Payment Date to the registered owner as of the close of business on the Record Date immediately preceding the Scheduled Payment Date, at his address as it appears on the registration books of the Trustee or (ii) by wire transfer to such registered owner as of the close of business on such Record Date upon written notice of such wire transfer address in the continental United States given not less than fifteen (15) days prior to such Record Date; provided, however, that if and to the extent that there shall be a default in the payment of the interest or principal due on such Scheduled Payment Date, such defaulted interest and/or principal shall be paid to the Holder in whose name any such Security is registered at the close of business on the day determined by the Trustee as provided in Section 2.4 of the Indenture.

          (d) Interest on the Series D and E Securities shall be paid in arrears on each May 30th and November 30th commencing November 30, 1996 and concluding on the Final Maturity Date for the Series D and E Securities. Interest on the Series D and E Securities shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months.

          (e) Principal on the Securities shall be paid in an amount, and on the Scheduled Payment Dates, as set forth with respect to the Series D and E Securities on Schedule I hereto.

          (f) The aggregate principal amount of the Series D Securities that may be issued, authenticated and delivered under the Indenture is $70,000,000 and the aggregate principal amount of the Series E Securities that may be issued, authenticated and delivered under the

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Indenture is $65,000,000 (except for Securities issued, authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Series D or E Securities).

          (g) The Record Date for the determination of Holders for whom principal and interest is payable shall be as provided in Section 2.4 of the Indenture.

          (h) Series D and E Securities may be surrendered for registration of transfer or exchange as provided in Section 2.5 of the Indenture. Notices and demands to or upon the Funding Corporation in respect of the Series D and E Securities may be served as provided in Section 13.6 of the Indenture.

          (i) The Series E Securities may be redeemed, pro-rata, at the election of the Funding Corporation, as a whole or in part, at any time on any Business Day, at the option of the Funding Corporation, subject to the conditions and at the Redemption Price (which will include a Series E Yield Maintenance Premium) specified in the form of Series E Security attached hereto as Exhibit A-2.

          (j) The Series D and E Securities shall be subject to mandatory redemption and shall be redeemed, ratably with each other series of Securities, in whole or in part, prior to maturity, at a redemption price equal to the principal amount thereof with interest on the principal amount thereof accrued through the Redemption Date, as provided in Section 3.3 of the Indenture.

          (k) Restrictions and limitations on the transfer or exchange of the Series D and E Securities shall be as provided in the Indenture and the respective forms of Series D Security and Series E Security attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

          (l) The Funding Corporation has entered into a Registration Rights Agreement dated June 20, 1996 with the Initial Purchaser named therein. Pursuant to such agreement, the Funding Corporation has agreed to use its reasonable best efforts to file and have declared effective a registration statement with respect to an exchange




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offer to exchange the Series D and E Securities for a series of Securities substantially identical to the Series D and E Securities.

          (m) The Trustee shall act as Trustee, Custodian, Registrar and Paying Agent for the Series D and E Securities, as and to the extent provided in the Indenture.

          (n) The Series D and E Securities shall be issuable in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

3.         Amendments to Indenture.

          (a) Section 2.3(c)(i) of the Indenture shall be amended by inserting the following at the end thereof:

          "and provided further that, after giving effect to the issuance of the Series D and E Securities, no further Additional Securities may be issued pursuant to this clause (i) except to acquire any or all of the East Mesa Project (and any Additional Securities issued for such purpose remain subject to the immediately preceding proviso);"

          (b) Section 3.1 of the Indenture shall be amended by inserting the following at the end of such Section:

          "The Series E Securities may be redeemed, pro rata within such series, at the election of the Funding Corporation, as a whole or in part, at any time on any Business Day, at the option of the Funding Corporation, subject to the conditions and at the Redemption Prices (which will include a Series E Yield Maintenance Premium) specified in the form of Series E Security attached to that certain Second Supplemental Indenture dated as of June 20, 1996, by and between the Funding Corporation and the Trustee. The Series D Securities are not subject to optional redemption."



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          (c) Section 3.3(a) of the Indenture shall be amended by deleting clauses (i), (ii) and (iii) of Section 3.3(a) and inserting the following in lieu thereof:

          "(i) the Salton Sea Guarantors or the Partnership Project Companies receive more than $15,000,000 of Loss Proceeds or Eminent Domain Proceeds and the Salton Sea Guarantors determine that the affected Salton Sea Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis or the Partnership Guarantors determine that the affected Partnership Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Salton Sea Guarantors or the Partnership Project Companies do not rebuild, repair or restore the affected Project, as the case may be, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption; (ii) the Salton Sea Guarantors or the Partnership Project Companies receive Loss Proceeds or Eminent Domain Proceeds and the Salton Sea Guarantors or the Partnership Project Companies determine that only a portion of the affected Salton Sea Project or Partnership Project, as the case may be, can be rebuilt, repaired, or restored and that the amount of such Loss Proceeds or Eminent Domain Proceeds exceeds the cost of rebuilding, repair or replacement by more than $15,000,000, in which case only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption; (iii) the Salton Sea Guarantors or the Partnership Project Companies receive Title Event Proceeds of more than $5,000,000, in which case such Title Event Proceeds shall be made available for such redemption, subject to reduction by the amount of (x) the costs of collection of such proceeds and (y) any additional costs or expenses incurred or to be incurred (in an amount not to exceed $25,000,000) by the Salton Sea Guarantors or the Partnership Project Companies as a result of the Title Event giving rise to such Title Event Proceeds;"



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          (d) Section 3.3(a)(iv) of the Indenture shall be amended by deleting the parenthetical contained therein.

          (e) Section 3.3(a)(viii) of the Indenture shall be amended by inserting the following therein immediately following the phrase "a Guarantee Event of Default under":

          "the Salton Sea Guarantee,"

          (f) Section 4.11 of the Indenture is hereby amended by inserting the following sentence at the end of such section:

          "Each of the Series D and E Preliminary Offering Circular and Series D and E Final Offering Circular as of its date did not, and the Series D and E Final Offering Circular (as the same may have been amended or supplemented) as of the date of the issuance of the Series D and E Securities will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, misleading."

          (g) Section 6.1(i) of the Indenture shall be amended by deleting clause (ii) thereof and inserting the following in lieu thereof:

                  "(ii) at least 51% of the general partnership voting interests and economic interests of each of Salton Sea Brine Processing L.P., Salton Sea Power Generation L.P., Elmore, Leathers, Del Ranch and Vulcan, or"

          (h) Exhibit A of the Indenture shall be amended by:

          (i) deleting the word "Guarantors" contained in the definition of "Agency Agreements" and inserting the phrase "Initial Guarantors" in lieu thereof.

          (ii) inserting the following at the end of the definition of "Agency Agreements": "and the Agency


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     Agreement, dated as of June 20, 1996, between the Funding Corporation,
     San Felipe, BN/Geothermal, Niguel, Conejo, Leathers, Del Ranch, Elmore and Vulcan."

          (iii) deleting the definition of "Available Cash Flow" and inserting the following in lieu thereof:

               ""Available Cash Flow" means (a) with respect to CEOC, VPC and the Royalty Guarantor, as applicable, the total Equity Cash Flows and Royalties received by such Guarantor, minus without duplication
          (i) any Royalties paid, (ii) all Operating and Maintenance Costs,
          (iii) all capital expenditures for such Guarantor and its respective Projects and (iv) debt service, all as computed by such Guarantor for such period and (b) with respect to San Felipe, Conejo, Niguel, BN/Geothermal, Vulcan, Leathers, Elmore and Del Ranch, as applicable, the total revenues received by such Guarantor, minus without duplication (i) any Royalties paid, (ii) all Operating and Maintenance Costs, (iii) all capital expenditures for such Guarantor and its respective Projects and (iv) debt service, all as computed by such Guarantor for such period."

          (iv) deleting the definition of "California Energy" and inserting the following in lieu thereof:

               ""California Energy" means CalEnergy Company, Inc., a Delaware corporation."

          (v) deleting the definition of "CEOC" and inserting the following in lieu thereof:

               ""CEOC" means CalEnergy Operating Company, Inc., a Delaware corporation."

          (vi) deleting the definition of "Credit Agreements" and inserting the following in lieu thereof:

               ""Credit Agreements" means the Salton Sea Credit Agreement, the Partnership Credit Agreement and the Royalty Credit Agreement."



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          (vii) inserting the following at the end of the definition of "Debt
     Service Reserve LOC Reimbursement Agreement":

               "or any similar agreement supplementing, refinancing or replacing, in whole or in part, such Credit and Reimbursement Agreement or any other then existing Debt Service Reserve LOC Reimbursement Agreement which provides for credit facilities in an aggregate amount equal to or less than (i) the Debt Service Reserve Fund Required Balance, as the same may be adjusted from time to time in accordance with Schedule I to the Depositary Agreement, less (ii) the aggregate amount of credit facilities under the then existing Debt Service Reserve LOC Reimbursement Agreement which are not being replaced so long as any such refinancing or replacement is effected in accordance with the terms of any then existing Debt Service Reserve LOC Reimbursement Agreement."

          (viii) inserting the following in the definition of "Deeds of Trust" after the phrase "Salton Sea Deed of Trust" contained therein:

               ",Partnership Deed of Trust"

          (ix) deleting the definition of "Del Ranch Agreements" and inserting the following in lieu thereof:

               ""Del Ranch Agreements" means, collectively, the Del Ranch ASA, the Del Ranch O & M Agreement, the Del Ranch PPA, the Del Ranch Transmission Services Agreement, the Del Ranch Easement, the Del Ranch Ground Lease, the Del Ranch Partnership Agreement, the Del Ranch Technology Transfer Agreement and any Additional Project Document entered into by the Partnership Guarantors with respect to the Del Ranch Project."

          (x) deleting the definition of "DTC Representation Letter" and inserting the following in lieu thereof:

               ""DTC Representation Letter" means (i) the Letter of Representations dated the Closing Date, among DTC, the Funding Corporation, the Trustee and




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          the Custodian, or any successor agreement providing for the performance of similar functions, (ii) the Letter of Representations relating to the Series D and E Securities among DTC, the Funding Corporation, the Trustee and the Custodian, or any successor agreement providing for the performance of similar functions and
          (iii) any other letter or agreement similar to the foregoing relating to any Securities entered into by, or among, DTC, the Funding Corporation, the Trustee and the Custodian."

          (xi) deleting the definition of "Elmore Agreements" and inserting the following in lieu thereof:

               ""Elmore Agreements" means, collectively, the Elmore ASA, the Elmore O & M Agreement, the Elmore PPA, the Elmore Transmission Service Agreement, the Elmore Easement, the Elmore Ground Lease, the Elmore Partnership Agreement, the Elmore Technology Transfer Agreement and any Additional Project Document entered into by the Partnership Guarantors with respect to the Elmore Project."

         (xii) deleting the phrase "a Partnership Guarantor" from the definition of "Equity Cash Flow" and inserting the following in lieu thereof:

               "each of VPC and CEOC"

          (xiii) deleting the following parenthetical from the definition of "Eminent Domain Proceeds":

               "(to the extent, in the case of a Partnership Guarantor, of Equity Cash Flow)".

               and replacing it with the following:

               "(to the extent, if any, in the case of a Partnership Guarantor other than a Partnership Project Company, received in the form of Equity Cash Flows)"

          (xiv) deleting the definition of "Leathers Agreements" and inserting the following in lieu thereof:

               ""Leathers Agreements" means, collectively, the Leathers ASA, the Leathers O & M Agreement, the Leathers




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          PPA, the Leathers Transmission Service Agreement, the Leathers
          Easement, the Leathers Ground Lease, the Leathers Partnership Agreement, the Leathers Technology Transfer Agreement and any Additional Project Document entered into by the Partnership Guarantors with respect to the Leathers Project."

          (xv) deleting the following parenthetical from the definition of "Loss Proceeds":

               "(to the extent, in the case of a Partnership Guarantor, received in the form of Equity Cash Flows)"

               and replacing it with the following:

               "(to the extent, if any, in the case of a Partnership Guarantor other than a Partnership Project Company, received in the form of Equity Cash Flows)".

          (xvi) deleting the definition of "Partnership Collateral" contained therein and inserting the following in lieu thereof:

               ""Partnership Collateral": means (i) an assignment of all Equity Cash Flows and Royalties of CEOC and VPC which will be applied in accordance with the priorities of payment established under the Depositary Agreement, (ii) a pledge of all of the capital stock of or partnership interests in the Partnership Guarantors,
          (iii) a Lien on the Capital Expenditure Fund and any other funds of the Partnership Guarantors on deposit under the Depositary Agreement, (iv) a collateral assignment of CEOC's rights to receive payments under the Magma Services Agreement, (v) an assignment of all Partnership Project Company revenues which will be applied in accordance with the priorities of payment established under the Depositary Agreement, (vi) a deed of trust on the geothermal property interests and other material assets of each of the Partnership Project Companies and the Partnership Projects and (vii) a collateral assignment of certain material contracts of the Partnership Guarantors."




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          (xvii) deleting the definition of "Partnership Credit Agreement" and inserting the following in lieu thereof:

               ""Partnership Credit Agreement" means the Credit Agreement between the Funding Corporation and each of the Partnership Guarantors."

          (xviii) deleting the phrase "the Closing Date" from the definition of "Partnership Guarantee" and replacing it with "June 20, 1996":

          (xix) deleting the definition of "Partnership Guarantors" and inserting the following in lieu thereof:

               ""Partnership Guarantors" means each of CEOC, VPC,
          BN/Geothermal, Niguel, San Felipe, Conejo, Vulcan, Elmore, Leathers and Del Ranch."

          (xx) deleting the definition of "Partnership Guarantors Pledge Agreement" and inserting the following in lieu thereof:

               ""Partnership Guarantors Pledge Agreement" means (i) the Stock Pledge Agreement by Magma and the Funding Corporation pledging the stock of CEOC, in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) the Stock Pledge Agreement by Magma and the Funding Corporation pledging the stock of VPC, in favor of the Collateral Agent for the benefit of the Secured Parties, (iii) the Stock Pledge Agreement by VPC pledging the stock of BN/Geothermal, in favor of the Collateral Agent for the benefit of the Secured Parties, (iv) the Stock Pledge Agreement by CEOC pledging the stock of San Felipe, Conejo and Niguel, in favor of the Collateral Agent for the benefit of the Secured Parties, (v) the Partnership Interest Pledge Agreement by VPC and BN/Geothermal, pledging the partnership interests in Vulcan, in favor of the Collateral Agent for the benefit of the Secured Parties, (vi) the Partnership Interest Pledge Agreement by Magma, CEOC and San Felipe, pledging the partnership interests in Leathers, in favor of the Collateral Agent for the benefit of the Secured Parties, (vii) the Partnership


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          Interest Pledge Agreement by Magma, CEOC and Conejo, pledging the partnership interests in Del Ranch, in favor of the Collateral Agent for the benefit of the Secured Parties and (viii) the Partnership Interest Pledge Agreement by Magma, CEOC and Niguel, pledging the partnership interests in Elmore, in favor of the Collateral Agent for the benefit of the Secured Parties."

          (xxi) deleting the definition of "Paying Agent" and inserting the following in lieu thereof:

               ""Paying Agent" means any Person acting as Paying Agent pursuant to this Indenture and Section 11.12 hereof."

          (xxii) inserting the following at the end of the definition of "Registration Rights Agreement":

               "and the Registration Rights Agreement dated as of June 20, 1996 between the Funding Corporation and the initial purchaser named therein for the benefit of the holders of the Series D and E Securities."

          (xxiii) inserting the following in the definition of "Salton Sea Project Documents" after the phrase "Waste Disposal Agreement":

               ", the SSPG IV Plant Connection Agreement, the SSPG IV Transmission Service Agreement, the SSPG IV Technology Transfer Agreement"

          (xxiv) deleting the following parenthetical from the definition of "Title Event Proceeds":

               "(to the extent received by the Partnership Guarantor in the form of Equity Cash Flows)"

          (xxv) deleting the definition of "VPC Agreements" and inserting the following in lieu thereof:

               ""VPC Agreements" means, collectively, the Brine Sales Agreement, the VPC Transmission Service Agreement, the Vulcan Construction, Operating and Accounting Agreement, the
          Vulcan Partnership Agreement, the


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          Vulcan PPA, the Vulcan Easement, and any Additional Project Document
          entered into by the Partnership Guarantors with respect to the Vulcan Project."

               (i) Exhibit A to the Indenture is hereby amended by inserting the following definitions in the appropriate alphabetical order:

               ""BN/Geothermal" means BN Geothermal Inc., a Delaware corporation."

               ""Conejo" means Conejo Energy Company, a California corporation."

               ""Del Ranch Ground Lease" means the Ground Lease, dated as of March 14, 1988, as amended as of June 17, 1996, between Magma and Del Ranch."


               ""Del Ranch Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of Del Ranch, L.P., dated as of March 14, 1988, as amended as of April 14, 1989, between CEOC, Magma and Conejo."

               ""Del Ranch Technology Transfer Agreement" means the Technology Transfer Agreement, dated as of March 14, 1988, between Magma and Del Ranch."

               ""Del Ranch Transmission Service Agreement" means the Transmission Service Agreement, dated as of August 2, 1988, between Del Ranch and IID."

               ""Elmore Ground Lease" means the Ground Lease, dated as of March 14, 1988, as amended as of June 17, 1996, between Magma and Elmore."

               ""Elmore Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of Elmore, L.P., dated as of March 14, 1988, as amended as of April 14, 1989, between CEOC, Niguel and Magma."

               ""Elmore Technology Transfer Agreement" means the Technology Transfer Agreement, dated as of March 14, 1988, between Magma and Elmore."




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               ""Elmore Transmission Service Agreement" means the Transmission
          Service Agreement, dated as of August 2, 1988, between Elmore and
          IID."

               ""Initial Guarantors" means each of the Salton Sea Guarantors, VPC, CEOC and the Royalty Guarantor."

               ""Leathers Ground Lease" means the Ground Lease, dated as of October 26, 1988, as amended as of June 17, 1996, between Magma and Leathers."

               ""Leathers Partnership Agreement" means the Limited Partnership Agreement of Leathers, L.P., dated as of August 15, 1988, as amended as of April 14, 1989, between CEOC, Magma, and San Felipe."

               ""Leathers Technology Transfer Agreement" means the Technology Transfer Agreement, dated as of August 15, 1988, between Magma and Leathers."

               ""Leathers Transmission Service Agreement" means the Transmission Service Agreement, dated as of October 3, 1989, between Leathers and IID."

               ""Niguel" means Niguel Energy Company, a California corporation."

               ""Partnership Deed of Trust" means (i) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by Vulcan and VPC in favor of the Collateral Agent, (ii) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by Leathers in favor of the Collateral Agent, (iii) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by Elmore in favor of the Collateral Agent and (iv) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by Del Ranch in favor of the Collateral Agent."

               ""San Felipe" means San Felipe Energy Company, a California corporation."

               ""Series D and E Final Offering Circular" means the confidential offering circular of the Funding Corpo-



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          ration, dated June 17, 1996, with respect to the Series D and E
          Securities."

               ""Series D and E Preliminary Offering Circular" means the confidential preliminary offering circular of the Funding Corporation dated June 11, 1996, with respect to the Series D and E Securities."

               ""Series D Securities" and "Series E Securities" means the Securities issued pursuant to the Second Supplemental Indenture dated as of June 20, 1996, in the respective forms of Exhibit A-1 and Exhibit A-2 thereto."

               ""Series E Yield Maintenance Premium" means an amount calculated by the Funding Corporation or any Guarantor as of the Redemption Date as follows;

                    (i) the average life of the remaining scheduled payments
               of principal in respect of outstanding Series E Securities (the "Series E Remaining Average Life") shall be calculated as of the Redemption Date;

                    (ii) the yield to maturity shall be calculated for the
               United States Treasury security having an average life equal to the Series E Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Series E Remaining Average Life, the yields (the "Other Yields") for the two maturities of United States Treasury securities having average lives most closely corresponding to such Series E Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month;

                    (iii) the discounted present value of the then remaining
               scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption Date) in respect of outstanding Series E Securities shall be calculated as of the Redemption Date using a discount factor equal to the sum of (a) the yield to maturity for the Primary Issue, plus (b) 50 basis points; and

                    (iv) the amount of Series E Yield Maintenance Premium in
               respect of Series E Securities to be redeemed shall be an amount equal to (a) the discounted present value of such Series E Securities to be redeemed determined in accordance with clause (iii) above minus (b) the unpaid principal amount of such Series E Securities; provided, however, that the Series E Yield Maintenance Premium shall not be less than zero."

               ""SSPG IV Plant Connection Agreement" means the Plant Connection Agreement, dated as of July 14, 1995, between IID, SSPG and Fish Lake."

               ""SSPG IV Technology Transfer Agreement" means the Technology Transfer Agreement, dated as of February 15, 1996, between Magma, SSPG, SSBP and Fish Lake."

               ""SSPG IV Transmission Service Agreement" means the Transmission Service Agreement, dated as of July 14, 1995, between IID, SSPG and Fish Lake."

               ""Vulcan Easement" means the Easement Grant Deed Agreement dated as of January 19, 1988, between Magma and VPC, as amended, modified or supplemented from time to time."

4. Schedule I to Indenture. Schedule I to the Indenture shall be supplemented by adding the Amortization Schedule for the Series D and E Securities set forth on Schedule I hereto to such Schedule I of the Indenture.

5. Effect of Supplemental Indenture. Upon the execution of this Supplemental Indenture, the Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of Securities previously or thereafter authenticated and delivered under the Indenture shall be bound by the terms hereof. This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and hereby ratified, approved and confirmed. From and after the date hereof, whenever referred to in any Financing Document, the Indenture shall mean the Indenture as modified, amended and supplemented by this Supplemental Indenture.

6. Headings for Convenience Only. The descriptive headings in this Supplemental Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

7. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

8. APPLICABLE LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                           EXHIBIT 4.1(C)



          IN WITNESS WHEREOF, Salton Sea Funding Corporation has caused this Supplemental Indenture to be executed and its corporate seal to be hereunto affixed, attested by one of its duly authorized officers and Chemical Trust Company of California has caused this Supplemental Indenture to be executed by one of its duly authorized officers, all as of the day and year first above written.


[SEAL]                                       SALTON SEA FUNDING CORPORATION,
                                             as principal and agent for
                                             the Guarantors




                                             By: /s/ John G. Sylvia
                                                ___________________________
                                             Name:   John G. Sylvia
                                             Title:  Senior Vice President,
                                                     Chief Financial Officer
                                                     and Treasurer


Attest:




Title: Assistant Secretary
       ______________________
       Assistant Law Counsel




                                             CHEMICAL TRUST COMPANY OF
                                                CALIFORNIA, Trustee




                                             By: /s/ Rose Maravilla
                                                ___________________________
                                             Name:   Rose Maravilla
                                             Title:  Assistant Vice President